UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Buffalo Wild Wings, Inc.

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Buffalo Wild Wings Issues Presentation Identifying Marcato’s Pattern of Inaccurate and
Misleading Statements

Marcato Asks the Wrong Questions and Provides the Wrong Answers

MINNEAPOLIS—MAY 23, 2017— Buffalo Wild Wings, Inc. (NASDAQ:BWLD), in response to a press release issued by Marcato Capital Management, L.P. (“Marcato”) on May 22, 2017, today issued a presentation identifying Marcato’s continued inaccurate and misleading statements. The presentation is available at http://www.buffalowildwings.com/en/2017-annual-meeting/ and will be filed with the Securities and Exchange Commission (“SEC”).

A selection from the presentation is included in the accompanying slides:

Before voting at the company’s 2017 Annual Meeting of Shareholders to be held on June 2, Buffalo Wild Wings believes shareholders have the right to obtain truthful answers from Marcato to the following questions:

1.	If Marcato is right about a massive refranchising plan, why has it not even attempted to justify its assumptions and methodology? Buffalo Wild Wings has identified and publicly disclosed several important analytical errors or aggressive assumptions in the cornerstone of Marcato’s plan for Buffalo Wild Wings. Marcato has now put out a response to Buffalo Wild Wings’ 93-page presentation, but has not responded to the company’s detailed critique of Marcato’s refranchising related assumptions and modeling.

2.	Other than the unprecedented refranchising plan, what concrete operating suggestions do the Marcato nominees have for improving the business? Marcato claims its slate of nominees are experts in casual dining and, even, in Buffalo Wild Wings’ business. Yet, Marcato has offered no operational suggestions for how to improve the business.

3.	How did the company perform so well for shareholders, and outperform its peers, with a Board that Marcato believes is inadequate? Buffalo Wild Wings has generated returns for shareholders of 24% per year, compounded, since its 2003 IPO. Yet, Marcato claims that the incumbent directors, who sat on the Board of Directors for some or all of this time, lack any relevant skills.

4.	Why did Marcato purchase puts on nearly its entire investment in Buffalo Wild Wings – thereby eliminating its downside – the same day that Buffalo Wild Wings first publicly disclosed the significant analytical errors in Marcato's refranchising proposal? Buffalo Wild Wings had previously discussed these errors with Marcato and Marcato has still not corrected them or justified its erroneous assumptions.

5.	Given Mr. McGuire’s weak performance in the boardroom, why should shareholders believe Mr. McGuire can create value for them at Buffalo Wild Wings? During Mick McGuire’s one-year term on the Board of NCR, no value was created for shareholders. Then, Mr. McGuire sold his stock. During Mr. McGuire’s directorship at Borders Group – including when he was Chairman of the Board – the stock declined precipitously, and the company eventually filed for bankruptcy.

6.	Has Mr. Sanders continued his pattern of misrepresenting his career and prior actions? Emil Lee Sanders claims in his biography to have achieved successes while working at Buffalo Wild Wings that are objectively and demonstrably false. Marcato has not corrected the errors. Mr. Sanders also sent emails and texts in which he represented that he was a principal interested in buying Buffalo Wild Wings restaurant units from franchisees as recently as February 2017, after he was nominated to the Board of the company by Marcato. In its recent FAQs, Marcato claims Mr. Sanders was not trying to buy units himself, but was merely working as a consultant for others and that his efforts ceased in 2015. The letters and texts indicate otherwise.

7.	What about Mr. Bergren’s career performance should give Buffalo Wild Wings shareholders comfort that he will add value to the Buffalo Wild Wings Board? Marcato’s nominee Scott Bergren was CEO of Pizza Hut US when it materially underperformed its competitors. Mr. Bergren’s boss, the CEO of Yum! Brands, specifically called out Pizza Hut’s underperformance on public conference calls. Subsequently, Mr. Bergren served as CEO of Pizza Hut Global for just one year before retiring. Yum! Brands then announced a major restructuring and turnaround of the business.

Buffalo Wild Wings recommends that shareholders vote the YELLOW proxy card “FOR” the election of all nine of the Board’s experienced and highly qualified director nominees: Cynthia L. Davis, Andre J. Fernandez, Janice L. Fields, Harry A. Lawton, J. Oliver Maggard, Jerry R. Rose, Sam B. Rovit, Harmit J. Singh and Sally J. Smith.

Lazard Ltd is serving as financial advisor and Faegre Baker Daniels is serving as legal advisor to the company.

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor listed below:

105 Madison Avenue

New York, New York 10016

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

About the Company

Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, is a growing owner, operator and franchisor of Buffalo Wild Wings(R) restaurants featuring a variety of boldly-flavored, made-to-order menu items including its namesake Buffalo, New York-style chicken wings. The Buffalo Wild Wings menu specializes in 21 mouth-watering signature sauces and seasonings with flavor sensations ranging from Sweet BBQ(TM) to Blazin'(R). Guests enjoy a welcoming neighborhood atmosphere that includes an extensive multi-media system for watching their favorite sporting events. Buffalo Wild Wings is the recipient of hundreds of "Best Wings" and "Best Sports Bar" awards from across the country. There are currently more than 1,220 Buffalo Wild Wings locations around the world.

To stay up-to-date on all the latest events and offers for sports fans and wing lovers, like Buffalo Wild Wings on Facebook, follow @BWWings on Twitter and visit www.BuffaloWildWings.com.

Cautionary Statement Regarding Certain Information

This communication contains “forward-looking statements” within the meaning of the federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statement that could be deemed forward-looking statements. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including the factors described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 25, 2016, as updated or supplemented by subsequent reports we file with the SEC. We do not assume any obligation to publicly update any forward-looking statement after they are made, whether as a result of new information, future events or otherwise.

Important Information

Buffalo Wild Wings, Inc., its directors and certain of its executive officers and employees are participants in the solicitation of proxies from Buffalo Wild Wings shareholders in connection with its 2017 annual meeting of shareholders to be held on June 2, 2017. Information concerning the identity and interests of these persons is available in the definitive proxy statement Buffalo Wild Wings filed with the SEC on April 21, 2017.

Buffalo Wild Wings has filed a definitive proxy statement in connection with its 2017 annual meeting. The definitive proxy statement, any amendments thereto and any other relevant documents, and other materials filed with the SEC concerning Buffalo Wild Wings are (or will be, when filed) available free of charge at http://www.sec.gov and http://ir.buffalowildwings.com. Shareholders should read carefully the definitive proxy statement and any other relevant documents that Buffalo Wild Wings files with the SEC when they become available before making any voting decision because they contain important information.

Contacts

Buffalo Wild Wings, Inc.

Investor Relations Contact:

Heather Pribyl, 952-540-2095

Additional Investor Contact

MacKenzie Partners, Inc.

Bob Marese/Paul Schulman

212-929-5500

Media

Joele Frank, Wilkinson Brimmer Katcher

Meaghan Repko / Nick Lamplough

212-355-4449